As filed with the Securities and Exchange Commission on January 26,
1996.

                    Registration No. 33-71700

                             FORM S-8

                 REGISTRATION STATEMENT UNDER THE
                      SECURITIES ACT OF 1933

                 POST-EFFECTIVE AMENDMENT NO. TWO

                         Pizza Inn, Inc.
      (Exact name of registrant as specified in its charter)

MISSOURI                                          47-0654575
(State of Incorporation)                           (Emp. Id. No.)

                   5050 Quorum Drive, Suite 500
                       Dallas, Texas  75240
             (Address of Principal Executive Offices)

                      1992 STOCK AWARD PLAN
                      1993 STOCK AWARD PLAN
             1993 OUTSIDE DIRECTORS STOCK AWARD PLAN
                        (Titles of Plans)

                        Agent for Service:
                   C. Jeffrey Rogers, President
                         Pizza Inn, Inc.
                        5050 Quorum Drive,
                            Suite 500
                       Dallas, Texas  75240

                         With copies to:
                       Donald W. Zentmeyer
                         Pizza Inn, Inc.
                        5050 Quorum Drive,
                            Suite 500
                       Dallas, Texas  75240

Documents Incorporated by Reference

     1.   Registration Statement on Form S-1 (as filed with the
          Commission on January 23, 1991, file no. 33-38729);
     2.   Registration Statement on Form S-8 (as filed with the
          Commission on November 15, 1993, file no. 33-71700);
     3. Post-Effective Amendment No. One on Form S-8 (as filed with the Commission on December 6, 1993, file no. 33-71700);
     4.   Form 10-K for the fiscal year ended June 25, 1995;
     5.   Form 10-K/A for the fiscal year ended June 25, 1995;
     6. Form 10-Q for the fiscal quarter ended September 24, 1995; and
     7.   Definitive Proxy Statement for the Annual Shareholder
Meeting to be held January 24, 1996.


                              PART I

            INFORMATION REQUIRED IN THE SECTION 10(a)
                            PROSPECTUS


     Immediately following is the Prospectus prepared in accordance with the requirements of Form S-3 for use in the reofferings and resales by the class of persons described therein.



    [The remainder of this page is intentionally left blank.]

                         Pizza Inn, Inc.


       Cross-Reference Sheet Showing Location in Prospectus
           of Information Required by Items of Form S-3
            Pursuant to Item 501(b) of Regulation S-K

     Form S-3 Item and Heading                    Location in Prospectus

  1. Forepart of the Registration Statement       Front Cover Page
      and Outside Front Cover Page of
      Prospectus

  2. Inside Front and Outside Back Cover          Inside Front Cover Page
      Pages of Prospectus

  3. Summary Information, Risk Factors and        The Corporation, Risk Factors
      Ratio of Earnings to Fixed Charges

  4. Use of Proceeds                              Not applicable

  5. Determination of Offering Price              Not applicable

  6. Dilution                                     Not applicable

  7. Selling Security Holders                     Selling Stockholders

  8. Plan of Distribution                         Plan of Distribution

  9. Description of Securities to be              Not applicable
     Registered

 10. Interests of Named Experts and Counsel       Not applicable

 11.  Material Changes                            Not applicable

 12.  Incorporation of Certain Information        Incorporation of Certain
      by Reference                                Documents by Reference

 13.  Disclosure of Commission Position on        Indemnification of
      Indemnification for Securities Act          Directors and Officers
      Liabilities


PROSPECTUS

                         PIZZA INN, INC.
                      a Missouri corporation

                 2,500,000 Shares of Common Stock
                   (par value $0.01 per share)




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A
SOLICITATION OF AN OFFER TO BUY, THE SECURITIES COVERED HEREBY IN
ANY STATE OR OTHER JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     THESE SECURITIES INVOLVE SOME RISK.  PLEASE SEE "RISK
FACTORS."

  This Prospectus relates to the offer and sale of shares of Common Stock of Pizza Inn, Inc. ("Pizza Inn" or the "Corporation"), par value $0.01 per share (the "Common Stock"), that may be offered hereby from time to time by any or all of the selling stockholders as described herein (the "Selling Stockholders") for their own benefit. The Corporation will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Corporation, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement on Form S-8 with the Securities and Exchange Commission on November 15, 1993 (the "Registration Statement") of which this Prospectus is a part, in accordance with General Instruction C to Form S-8.

  The Common Stock offered hereby would be acquired by Selling Stockholders pursuant to the exercise of options granted under the Corporation's 1992 Stock Award Plan, 1993 Stock Award Plan and 1993 Outside Directors Stock Award Plan (the "Plans"). The exact number of shares of Common Stock which may be acquired by the Selling Stockholders, and the number of such shares which may be reoffered and resold pursuant to this Prospectus, cannot presently be determined.

  All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation system ("NASDAQ"), or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

  The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

  The Common Stock of the Corporation is listed on the NASDAQ system under the symbol "PZZI". On December 1, 1995, the last reported price of the Corporation's Common Stock on the NASDAQ system was $4.50.

  No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Corporation or in any other information contained herein since the date of the Prospectus.

The date of this Prospectus is January 26, 1996.


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                        TABLE OF CONTENTS


                                                            Page

  Available Information. . . . . . . . . . . . . . . . . .    4

  Incorporation of Certain Documents by Reference. . . . .    4

  The Corporation. . . . . . . . . . . . . . . . . . . . .    5

  Risk Factors . . . . . . . . . . . . . . . . . . . . . .    5

  Selling Stockholders . . . . . . . . . . . . . . . . . .    7

  Plan of Distribution . . . . . . . . . . . . . . . . . .    9

  Indemnification of Directors and Officers. . . . . . . .    9

                      AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information can be inspected and copied at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at the Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10007 and the Everett McKinley Dirsken Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at the prescribed rates by writing to the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by accessing electronically submitted filings from EDGAR workstations in the SEC's Public Reference Rooms in Washington, D. C., New York, New York, or Chicago, Illinois, or through commercial dissemination services.

     The securities described in this Prospectus are listed and traded on the NASDAQ Small Cap Market, and information concerning the Corporation can be inspected and copied at the NASD's offices at its Market Listing Qualifications Department, 1735 "K" Street, N.W., Washington, D. C. 20006-1500.

     This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Corporation has filed with the SEC. For further information with respect to the Corporation and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which may be inspected at, or obtained at, prescribed rates from the Public Reference Section of the SEC.

     The Corporation hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Pizza Inn, Inc., Attention:
Corporate Secretary, 5050 Quorum Drive, Suite 500, Dallas, Texas 75240, telephone number (214) 701-9955.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Corporation with the SEC and are incorporated by reference herein:

     (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 25, 1995.

     (ii)      All other reports filed by the Corporation pursuant to
               Section 13(a) and 15(d) of the Exchange Act since the end of the Corporation's fiscal year ended June 25, 1995.

     (iii) The description of the Common Stock has been incorporated by reference to the Company's Registration Statement on Form S-1 (as filed with the Securities and Exchange Commission on January 23, 1991, File No. 33-38729) ("DESCRIPTION OF
               SECURITIES").

     All documents filed by the Corporation pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of all such documents.


                         THE CORPORATION

     The Corporation was incorporated in the state of Missouri in 1983 under the name of Concept Development, Inc. and thereafter changed its name to Pizza Inn, Inc. The executive offices of Pizza Inn are located at 5050 Quorum Drive, Suite 500, Dallas, Texas 75240 and its telephone number is (214) 701-9955.


                           RISK FACTORS

     The following is intended as a summary of several risk factors associated with an investment in the Common Stock.

Financial Liquidity

     Because substantially all of the Corporation's assets are pledged to secure its obligations under the Corporation's bank loan agreement, additional financing may not be available.
Additionally, portions of the Corporation's cash flow will be required for repayment of loans and other obligations of the Corporation. Therefore, any additional cash needs must generally be supplied through cash generated from ongoing operations.

Dividends

     Under the Corporation's bank loan agreement, the Corporation is not permitted to pay dividends or make other distributions on the Common Stock (except distributions of additional shares of stock). The Corporation has not paid any dividends on its Common Stock during the past five years and has no present intention of paying cash dividends in the future. Future dividend policy with respect to the Common Stock will be determined by the Board of Directors of the Corporation, taking into consideration factors such as the bank loan, future earnings, capital requirements and the financial condition of the Corporation.



Competition

     The restaurant business is highly competitive and susceptible to changes in the eating preferences of the public. The number of pizza restaurants is extensive and the Corporation's franchisees have numerous competitors in the restaurant and food service business in general. Some of those competitors have greater name recognition and are better capitalized than the Corporation and offer alternative menu items at equivalent prices.


Management Risk Factors

     The Corporation is dependent in part upon the services of Mr.
C. Jeffrey Rogers, the President and Chief Executive Officer. The Corporation has entered into an employment agreement with Mr. Rogers, and he is also a principal shareholder. The payments on loans made under the Corporation's bank loan agreement may be accelerated if Mr. Rogers does not retain beneficial ownership of at least 15% of the Corporation's Common Stock.

     Experienced and competent managers are critical to the success of a restaurant. This is especially true for Pizza Inn restaurants which are located in areas across the U.S. and in other countries distant from the Corporation's headquarters in Dallas, Texas. Although the Corporation selects qualified and experienced franchisees, it is the responsibility of the franchisees to hire and train qualified managers for their restaurants.


Net Operating Loss Carryforwards

     The Corporation has developed a business plan that includes the utilization of the net operating losses currently held by the Corporation for tax purposes and believes that it will realize substantial benefit from the current and future utilization of net operating loss carryforwards to reduce federal income tax
liability.   While there can be no certainty that the Corporation
will be able to fully utilize the net operating losses for tax purposes, the Corporation is presently unaware of the occurrence of any event which would result in the inability to fully utilize such losses for tax purposes. Certain provisions of the Corporation's Restated Articles of Incorporation are intended to prevent changes in ownership of the Common Stock that might impose limitations on the use of such losses for tax purposes.

Indebtedness

     The Corporation is obligated for indebtedness that is secured by all of its assets. Such indebtedness may leave the Corporation vulnerable to certain risks, including possible unavailability of additional financing in the future for working capital, capital expenditures or other purposes, and possible increases in interest expense due to the variable interest rates on the indebtedness.



                       SELLING STOCKHOLDERS

     The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Corporation who may acquire such shares pursuant to the exercise of options granted or to be granted under the Plans. The Selling Stockholders named below may reoffer and resell all, a portion, or none of the shares that they acquire pursuant to the exercise of options under the Plans.

     Key employees of the Corporation and its subsidiaries (including officers and directors) and nonemployee directors of the Corporation who may exercise options and acquire Common Stock under the Plans may be added, from time to time, to the table of Selling Stockholders listed below, either by a post-effective amendment hereto or by a prospectus supplement filed pursuant to Rule 424(c) under the Securities Act.

     The following table shows the names of the Selling Stockholders, their positions with the Corporation and the number of shares of Common Stock known by the Corporation to be beneficially owned by each of the Selling Stockholders, as of December 1, 1995, the number of shares covered by this Prospectus and the amount of and the percentage of (if one percent or more) the class to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of the shares of Common Stock covered by this Prospectus:

    [This remainder of this page is intentionally left blank.]


                                                       Amount to be held after
                                                           the Offering (1)
              Position      No. of Shares  No. of Shares  Number
Selling       with the      Beneficially   Covered by     of       Percentage
Stockholders  Corporation   Owned (1)      this           Shares   of Class
                                           Prospectus (2) (3)      (4)

C. Jeffrey   President, Chief  3,938,868   700,000       3,238,868  24.3%
Roger        Executive Officer

Ronald W.    Executive Vice      690,798    600,000       90,798  less than 1%
Parker       President, Chief
             Operating Officer

Jack M.      Vice President      166,771    115,000       51,441  less than 1%
Whitehurst   of International
             Development

Robert A.    Vice President of    62,403     95,000        8,403  less than 1%
Soria        Restaurant
             Development

Donald W.    General Counsel      72,711     91,000        6,711  less than 1%
Zentmeyer    & Secretary

Amy E.       Controller &         28,918     45,000        13,918 less than 1%
Manning      Treasurer

Ward         Vice President       61,751     40,000        39,751 less than 1%
Olgreen      of International
             Sales & Brand R & D

Bobby L.     Director            137,600     30,000       107,600 less than 1%
Clairday

Don G.       Director            102,000     50,000        72,000 less than 1%
Navarro

Ramon D.     Director             40,646     20,323        20,323 less than 1%
Phillips

Steve A.     Chairman of          23,783     15,283        8,500  less than 1%
Ungerman     the Board

F. Jay       Director             10,000      5,000        5,000  less than 1%
Taylor

(1) Includes shares for vested stock options that are presently exercisable, subject to forfeiture, but have not been exercised.

(2) Options for shares that are vested or will vest at various times through July 1, 1998. The Corporation does not know when or if the Selling Stockholders will exercise their options under the Plans or if the options may expire before exercise or be forfeited. Each Selling Stockholder may sell all, a portion or none of the shares acquired pursuant to the exercise of options granted under the Plans.

(3) Assumes all options have vested and are exercised and all shares so acquired have been sold.

(4) Based upon 13,330,301 shares of Common Stock outstanding at December 1, 1995.

                       PLAN OF DISTRIBUTION

     Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The
Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but will receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds will be used for working capital purposes. The Selling
Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the NASDAQ Small Capital Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commission). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification with Respect to Third Party Actions

     Article XI of the By-laws of the Corporation contains provisions that provide for the indemnification of directors, officers, employees and agents of the Corporation under certain circumstances. Generally, the Corporation will indemnify one who is made a party or threatened to be made a party in an action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent. Indemnification includes expenses, taxes, fines, judgments, settlements and attorneys' fees. Indemnification will only occur if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Corporation.

Indemnification with Respect to Actions by or in the Right of the Corporation

     Article XI of the By-laws of the Corporation also provides for indemnification for persons who are or who are threatened to be made a party to actions by or in the right of the Corporation. Indemnification covers expenses, including attorneys' fees, and will only be paid if the person in question acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Corporation. Indemnification will not be permitted upon a finding that the person committed negligence or misconduct in the discharge of his or her duties to the Corporation.

     In any case, indemnification will only occur if ordered by a court or upon the determination by (1) a majority vote of a quorum consisting of disinterested directors, (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) a majority of shareholders, that the one applying for indemnification has met the applicable standards of Article XI.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     [The remainder of this page is intentionally left blank]

                             PART II
             INFORMATION REQUIRED IN THE REGISTRATION
                            STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, have been incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K to the shareholders for the fiscal year ended June
          25, 1995;

     (b) The Registrant's Form 10-K/A for the fiscal year ended June 25, 1995;

     (c) The following reports filed since June 25, 1995, the end of the Registrant's last fiscal year:

          (1)  Form 10-Q for the fiscal quarter ended
               September 24, 1995; and

          (2)  Definitive Proxy Statement for the Annual
               Shareholders Meeting to be held January
               24, 1996.

Item 4.   Description of Securities.

               Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

               There are no items to report.

Item 6.   Indemnification of Directors and Officers.

          The Revised Statutes of Missouri, Chapter 351, General
          Business Corporations, Section 351.355, provides as follows:

     351.355. Officer, director or employee of corporation indemnified, when.

     1. A corporation created under laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either
     (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

     8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


     9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

     10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Article XI of the Corporation's Restated Articles of
Incorporation provides as follows:

     11.1 The Corporation may agree to the terms and conditions upon which any director or officer accepts his office or position and in its By-laws or by contract may agree to indemnify and protect each and all of such persons and any person who, at the request of the Corporation served as a director or officer of another Corporation in which this Corporation owned stock against all costs and expenses reasonably incurred by any or all of them, and all liability imposed or threatened to be imposed upon any or all of them, by reason of or arising out of their or any of them being or having been a director or officer of this Corporation or of such other corporation; but any such By-law or contractual provision shall not be exclusive of any other right or rights of any such director or officer to be indemnified and protected against such costs and liabilities which he may otherwise possess.

     11.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea
     of   nolo contendere or its equivalent, shall not, of
     itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     11.3 This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.
     Any indemnification under this Article XI (unless ordered by a Court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     11.4 Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific instance upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

     11.5 The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     11.6 For the purposes of this Article XI, references to this "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting surviving corporation in the same capacity.

     11.7 In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this
     Article XI shall be construed as if such invalid provisions had not been contained in this Article XI.

     Article XI of the Corporation's By-laws provides as follows:

            INDEMNIFICATION OF OFFICERS AND DIRECTORS
            AGAINST LIABILITIES AND EXPENSE IN ACTIONS

     1. Indemnification with Respect to Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     2. Indemnification with Respect to Actions by or in the Right of the Corporation. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any indemnification under this Article XI (unless ordered by a court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him, in connection with the action, suit, or proceeding.

     3. Payment of Expenses in Advance of Disposition of Action. Expenses incurred in defending any actual or threatened civil or criminal action, suit, or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific instance upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this
     Article XI.

     4. Indemnification Provided in this Article Non-Exclusive. The indemnification provided in this Article
     XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

     5. Definition of "Corporation". For the purposes of this Article XI, references to this "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provision of this Article XI with respect to the resulting surviving corporation in the same capacity.

     6.   Saving Clause.  In the event any provision of this
     Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provisions had not been contained in this Article XI.

Item 7.   Exemption from Registration Claimed.

               Not Applicable

Item 8.   Exhibits.

          (4) Instruments defining the rights of security holders, including indentures (Exhibits 3.1 and 3.2 of the Registrant's Form 10-K for the fiscal year ended June 27, 1993) is incorporated herein by reference

          (5)       Opinion re: legality

          (23) (a)  Consent of Experts and Counsel -- Price
                    Waterhouse, LLP
               (b)  Consent of Experts and Counsel -- Dixon Dixon
                    & Jessup, Ltd., L.L.P. (see Opinion - Exhibit
                    5)

          (24) Power of Attorney (appearing on page 6 of the Registration Statement and hereby incorporated by reference)

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 16(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling persons of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES


     The Registrant. Pursuant to the terms of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on January 26, 1996.

                           PIZZA INN, INC.


                           By:    /s/ C. Jeffrey Rogers
                                  C. Jeffrey Rogers, President
                                  and Chief Executive Officer
                                  (Principal Executive Officer)


                           By:    /s/ Ronald W. Parker
                                  Ronald W. Parker, Executive Vice
                                  President and Chief Operating Officer
                                  (Principal Financial Officer)


                           By:    /s/ Amy E. Manning
                                  Amy E. Manning
                                  Controller and Treasurer
                                  (Principal Accounting Officer)



                        POWER OF ATTORNEY

     Mr. C. Jeffrey Rogers has executed this Post-Effective Amendment No. Two to the Registration Statement on behalf of the undersigned pursuant to the Power of Attorney granted to Mr. C. Jeffrey Rogers by the undersigned. The Power of Attorney appears on page 6 of the Registration Statement, and its terms are incorporated herein by reference.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ C. Jeffrey Rogers                       January 26, 1996
C. Jeffrey Rogers                            Date
Director and Vice Chairman,
Board of Directors


/s/ C. Jeffrey Rogers                       January 26, 1996
Steve A. Ungerman                            Date
Chairman, Board of Directors


/s/ C. Jeffrey Rogers                       January 26, 1996
Don G. Navarro, Director                     Date


/s/ C. Jeffrey Rogers                       January 26,1996
Ramon D. Phillips, Director                  Date


/s/ Ronald W. Parker                         January 26, 1996
Ronald W. Parker, Director                    Date


/s/ C. Jeffrey Rogers                        January 26, 1996
Bobby L. Clairday, Director                     Date


/s/ C. Jeffrey Rogers                        January 26, 1996
F. J. Taylor, Director                        Date



                          EXHIBIT INDEX

EXHIBIT                                                         PAGE

  4       Instruments defining the rights of security
          holders, including indentures. . . . . . . . . . . .   26


  5       Opinion  re:  legality . . . . . . . . . . . . . . .   27


  23      (a) Consent of Experts and Counsel
               Price Waterhouse, LLP . . . . . . . . . . . . . . 31

          (b) Consent of Experts and Counsel
                Dixon Dixon & Jessup, Ltd., L.L.P.
               (see Opinion - Exhibit 5) . . . . . . . . . . . . 33

  24      Power of Attorney. . . . . . . . . . . . . . . . . .   34